Exhibit 5
Porter, Wright, Morris & Arthur LLP
5801 Pelican Bay Boulevard, Suite 300
Naples, Florida 34108
January 19, 2006
Huntington Bancshares Incorporated
41 South High Street
Columbus, Ohio 43287
Ladies and Gentlemen:
     We have acted as counsel to Huntington Bancshares Incorporated, a Maryland corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3 (the “Registration Statement”) relating to the offering from time to time pursuant to Rule 415 under the Securities Act of the following securities of the Company:
     a. shares of common stock, without par value (the “Common Stock”);
     b. shares of preferred stock, without par value (the “Preferred Stock”); and
     c. senior debt securities to be issued pursuant to that certain indenture dated as of December 29, 2005 (the “Senior Indenture”), between the Company and JPMorgan Chase Bank, N.A., as Trustee, a copy of which was filed with the Commission as an exhibit to the Registration Statement, and subordinated debt securities to be issued pursuant to that certain subordinated indenture dated as of December 29, 2005 (the “Subordinated Indenture”), between the Company and JPMorgan Chase Bank, N.A., as Trustee, a copy of which was filed with the Commission as an exhibit to the Registration Statement (the senior debt securities and the subordinated debt securities may be collectively referred to as the “Debt Securities”). The Common Stock, Preferred Stock, and Debt Securities may sometimes be collectively referred to as the “Securities”.
     In connection with this opinion, we have examined the Registration Statement, the Senior Indenture, the Subordinate Indenture, the Company’s Articles of Restatement of Charter, as amended to date (the “Charter”), the Company’s Bylaws, as amended to date (the “Bylaws”), and such other corporate records, certificates, and other documents, and such questions of law, as we have considered necessary or appropriate.

Letter to Huntington Bancshares Incorporated
January 19, 2006

     The opinions expressed herein are subject to the following qualifications and assumptions:
     a. The opinions expressed herein are limited by (i) the application of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), and an implied covenant of good faith.
     b. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, whether certified or not, and the accuracy and completeness of all corporate records.
     c. We have also assumed that each party, other than the Company, to any agreement, including the Senior Indenture and the Subordinated Indenture, has all requisite power and authority, and has taken all necessary action, to execute and deliver each agreement to which it is a party and to consummate the transactions thereunder. Further, we assume that each such party has in fact executed and delivered each such agreement and that each such agreement is the valid and binding obligation of each such party.
     d. We have also assumed that the resolutions of the Board of Directors of the Company relating to the Registration Statement and the transactions contemplated thereby provided to us accurately reflect the actions taken at meetings duly called and held at which a quorum was present and acting throughout, and that no action has been taken to rescind or modify such resolutions.
     e. We have further assumed that the establishment of the terms of the Preferred Stock or the Debt Securities, the execution and delivery by the Company of, and the performance of its obligations under the Securities, the Senior Indenture, and the Subordinated Indenture, and the offer and sale of the Securities will not violate, conflict with, or constitute a default under (i) any law, rule, or regulation to which the Company is subject, (ii) any agreement or instrument to which the Company is subject, or (iii) any judicial or regulatory order or decree or any consent, approval, license, authorization, or validation of, or filing or registration with, any governmental authority having jurisdiction over the Company.
     f. The opinions herein relate solely to the General Corporation Law of the State of Maryland, and, where relevant, federal law, and are limited to the presently existing constitutional provisions, statutes, and regulations of the State of Maryland and the United States of America, the federal banking laws and regulations applicable to the Company, and the published decisions of the Maryland and Federal Courts and their published orders, decrees, or interpretations. We express no opinion as to the effect of the laws of any other jurisdiction. The Securities may be issued from time to time on a delayed or continuous basis and this opinion is

Letter to Huntington Bancshares Incorporated
January 19, 2006

limited to the laws, including the rules and regulations, as in effect on the date of this opinion, which laws are subject to change with possible retroactive effect.
     Based upon and subject to the foregoing, and subject to the qualifications expressed herein, it is our opinion that:
(1)	With respect to the Common Stock, assuming (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (b) all necessary corporate action to approve the issuance and the terms of the offering of the Common Stock and related matters has been taken by the Board of Directors of the Company, a duly constituted and acting committee of such Board of Directors, or a duly authorized officer of the Company (such Board of Directors, committee, or officer may be collectively referred to as the “Board”) in conformity with the Company’s Charter and Bylaws and Maryland law, (c) the Common Stock has been sold and delivered to, and paid for by, the purchasers at the price and in accordance with the terms of an agreement or agreements duly authorized and validly executed and delivered by the parties thereto, and (d) the certificates representing the Common Stock in the form required by Maryland law have been duly executed, countersigned, registered, and delivered, the Common Stock will be duly authorized, validly issued, fully paid, and nonassessable.
(2)	With respect to the Preferred Stock, assuming (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (b) all necessary corporate action to establish the terms and approve the issuance and the terms of the offering of the Preferred Stock and related matters has been taken by the Board in conformity with the Company’s Charter and Bylaws and Maryland law, (c) a certificate of designation to the Company’s Charter relating to the designation and the terms of the Preferred Stock has been duly filed with the State Department of Assessments and Taxation of the State of Maryland, (d) the Preferred Stock has been sold and delivered to, and paid for by, the purchasers at the price and in accordance with the terms of an agreement or agreements duly authorized and validly executed and delivered by the parties thereto, and (e) the certificates representing the Preferred Stock in the form required by Maryland law have been duly executed, countersigned, registered, and delivered, the Preferred Stock will be duly authorized, validly issued, fully paid, and nonassessable.
(3)	With respect to any series of Debt Securities, assuming (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (b) all necessary corporate action to establish the terms and approve the issuance and the terms of the offering of the series of Debt Securities and related matters has been taken by the Board in conformity with the Company’s Charter and Bylaws, Maryland law, the applicable Senior Indenture or Subordinated Indenture, and any supplemental indenture, (c) the Debt Securities have been sold and delivered to, and paid for by,

Letter to Huntington Bancshares Incorporated
January 19, 2006

the purchasers at the price and in accordance with the terms of an agreement or agreements duly authorized and validly executed and delivered by the parties thereto, and (e) the Debt Securities have been issued in a form that complies with, and have been duly executed, countersigned, registered, and delivered in accordance with the provisions of, the applicable Senior Indenture or Subordinated Indenture, the Preferred Stock will be duly authorized, validly issued, fully paid, and nonassessable.
     We hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any changes in, or new developments that might affect, any matters or opinions set forth herein.
Very truly yours,
/s/ Porter, Wright, Morris & Arthur LLP
PORTER, WRIGHT, MORRIS & ARTHUR LLP
     MBC/JJN/TCC